Exhibit 17.3


                EXHIBIT OF LETTER OF RESIGNATION OF HENRY HERZOG





                                  Henry Herzog
                                18 Denman Avenue
                                 East St. Kilda
                                 Victoria 3183



20 February, 2002


The Board of Directors,
I.T. Technology, INC.
34-36 Punt Road
Windsor  Vic 3181
 Australia

I hereby advise that I tender my resignation as a director of I.T. Technology INC effective immediately.



Yours Sincerely,

/s/ Henry Herzog
----------------
Henry Herzog